UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Healthcare Acquisition Partners Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3341405
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

350 Madison Avenue

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Securities Act registration statement file number to which this form relates: 333-129035
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None.	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Units

Common Stock, $0.0001 par value per share

Warrants

Item 1. Description of Registrant’s Securities to be Registered

The description of the securities to be registered hereby is set forth under the caption “Description of Securities” in (i) the prospectus included in Healthcare Acquisition Partners Corp.’s Registration Statement (Registration No. 333-129035) on Form S-1 (as amended, the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on October 15, 2005 and (ii) the related final form of the prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act, and such descriptions are incorporated herein by reference.

Item 2. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit Description

3.1*	Amended and Restated Certificate of Incorporation

3.2*	By-laws

4.1*	Specimen Unit Certificate

4.2*	Specimen Common Stock Certificate

4.3*	Specimen Warrant Certificate

4.4*	Form of Warrant Agreement between Mellon Investor Services LLC and the Registrant

4.5*	Form of Purchase Option to be granted to the Representative

*	Incorporated by reference to the exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HEALTHCARE ACQUISITION PARTNERS CORP.

Date: April 6 , 2006	By:	/s/ Pat LaVecchia
	Name:	Pat LaVecchia
	Title:	Secretary